DISTRIBUTION CORPORATION
                                BALANCE SHEET AT
                                    6/30/2005


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
ASSETS
------
Property, Plant & Equipment:
----------------------------
Gas Utilities                                         $   1,464,155,842
Non - Utilities                                                  80,802
Total Accumulated DD &A                                    (408,507,126)
                                                      -----------------
Net Property, Plant & Equipment                           1,055,729,518
                                                      -----------------

Current Assets:
---------------
Cash                                                          4,918,736
Temporary Cash Investments                                       41,391
Notes Receivable - Intercompany                                     -
Accts Receivable - Intercompany                               6,215,631
Notes Receivable                                                275,099
Accts Receivable - Customer                                 169,685,273
Reserve for Doubtful Acct                                   (18,130,166)
Other Accounts Receivable                                     4,792,712
Unbilled Utility Revenue                                     14,562,077
Gas Stored Underground                                       13,250,323
Impairment of O&G                                                   -
Materials/Supplies - Average Cost                             7,357,064
Dividends Receivable - Intercompany                                 -
Unrecovered Purch Gas Cost                                          -
Prepayments                                                  31,191,358
                                                      -----------------
Current Assets                                              234,159,497
                                                      -----------------

Other Assets:
-------------
Stock of Subsidiaries - Intercompany                                -
Notes of Subsidiaries - Intercompany                                -
Investments in Associated Companies                                 -
Recoverable Future Taxes                                     75,068,490
Unamortized Debt Expense                                      5,429,911
Other Regulatory Assets                                      61,901,398
Liab. for Deriv. Fin. Instr. - Asset                                -
Deferred Charges                                              1,001,413
Other Investments                                                   -
Investment in Unconsolidated Subsid.                                -
Goodwill                                                            -
Long Term Notes Receivable                                          -
Other Assets                                                 14,684,832
                                                      -----------------
Other Assets                                                158,086,044
                                                      -----------------
Total Assets                                          $   1,447,975,059
                                                      -----------------

CAPITALIZATION & LIABILITIES
----------------------------
Capitalization:
---------------
Common Stock $1 Par Value                             $             -
Capital Stock of Subsidiaries                                59,170,600
Paid in Capital                                             121,668,184
Earnings Reinvested in Business                             395,761,308
Cumulative Translation Adjustment                                   -
Unrealized Gain/Loss                                                -
                                                                    -
                                                      -----------------
Total Common Stock Equity                                   576,600,093
                                                      -----------------

Long-Term Debt Net of Current Portion                               -
Notes Payable - Intercompany - Long Term                    218,310,000
                                                      -----------------
Total Capitalization                                        794,910,093
                                                      -----------------

Liabilities:
------------
Notes Payable - Intercompany                                 71,000,000
Notes Payable - Bank & Commercial Paper                             -
Current Portion - Long Term Debt                                    -
Accounts Payable - Other                                     55,496,683
Amounts Payable to Customers                                 40,646,156
Estimated Revenue Refunds                                           -
Customer Deposits                                            11,949,505
Federal Income Tax                                           17,211,415
Other Taxes                                                     724,464
Dividends Payable                                                   -
Other Accruals                                               28,622,914
Accr Pension Contribution                                           -
Reserves for Gas Replacement                                 44,514,656
Accounts Payable - Intercompany                              15,170,531
Dividends Payable - Intercompany                              9,100,000
                                                      -----------------
Total Current Liabilities                                   294,436,324
                                                      -----------------

Deferred Credits:
-----------------
Accumulated Deferred Income Tax                             181,748,548
Taxes Refundable to Customer                                 13,740,800
Unamortized Investment Tax Credit                             6,770,953
Liab. for Deriv. Financial Instruments                              -
Cost of Removal Rgulatory Liability                          62,718,418
Other Regulatory Liabilities                                 72,139,971
Other Deferred Credit                                        21,509,953
                                                      -----------------
Total Deferred Credits                                      358,628,642
                                                      -----------------
Total Capitalization & Liabilities                    $   1,447,975,060
                                                      -----------------
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